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                                                                   EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statement of TCA Cable TV, Inc. ("the Company") on Form S-3 of our report, which includes an explanatory paragraph describing the change in the method of accounting for income taxes in 1994, dated January 17, 1997, on our audits of the consolidated financial statements of the Company as of October 31, 1996 and 1995, and for the three years in the period ended October 31, 1996, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                        Coopers & Lybrand L.L.P.





Dallas, Texas
January 16, 1998